Exhibit 4.5
SECOND SUPPLEMENTAL INDENTURE
This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of September 24, 2020, among ASSET ACCEPTANCE CAPITAL CORP., ASSET ACCEPTANCE, LLC, CABOT HOLDINGS S.À R.L., CABOT UK HOLDCO LIMITED (company number 08467515), ENCORE CAPITAL GROUP UK LIMITED (company number 11309536), ENCORE CAPITAL GROUP, INC., ENCORE HOLDINGS LUXEMBOURG S.À R.L., JANUS HOLDINGS LUXEMBOURG S.À R.L., MARLIN INTERMEDIATE HOLDINGS LIMITED (company number 08248105), MIDLAND CREDIT MANAGEMENT, INC., MIDLAND FUNDING LLC and MIDLAND PORTFOLIO SERVICES, INC. (each a “New Guarantor” and together, the “New Guarantors”), CABOT FINANCIAL (LUXEMBOURG) S.A., a société anonyme incorporated under the laws of Luxembourg with registered office at 6, rue Gabriel Lippmann, L-5365 Munsbach, Luxembourg, registered with the register of commerce and companies of Luxembourg under the number B 171.245 (the “Issuer”), CABOT CREDIT MANAGEMENT LIMITED, a limited liability company organized under the laws of England and Wales, CABOT FINANCIAL LIMITED, a limited liability company incorporated under the laws of England and Wales (the “Company”), certain subsidiaries of the Company from time to time parties hereto and CITIBANK, N.A., LONDON BRANCH, as trustee (the “Trustee”), under the Indenture referred to below.
WITNESSETH:
WHEREAS the Issuer, the Company, and the Trustee are parties to an Indenture, dated as of October 6, 2016 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 7.50% Senior Secured Notes due 2023;
WHEREAS, pursuant to Section 4.16 of the Indenture, each New Guarantor is required to execute a Supplemental Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture, including the agreement to guarantee contained herein;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.
2.Agreement to Guarantee. Pursuant to, and subject to the provisions of, Article XI of the Indenture, each New Guarantor (which term includes each other New Guarantor that hereinafter guarantees the Notes pursuant to the terms of the Indenture) hereby unconditionally and irrevocably guarantees, jointly and severally with each other New Guarantor and all Guarantors, to each Holder and to the Trustee and their successors and assigns to the extent set forth in the Indenture and subject to the provisions thereof (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or interest, premium, if any, on, the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each New Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such New Guarantor and that such New Guarantors will remain bound under Article XI of the Indenture, notwithstanding any extension or renewal of any Guaranteed Obligation.
The Guaranteed Obligations of each New Guarantor to the Holders of Notes and to the Trustee pursuant to the Indenture as supplemented hereby, are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.
3.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes, by accepting the Notes whether heretofore or hereafter authenticated and delivered (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that each New Guarantor and each Guarantor shall be released from all its obligations with respect to this Guarantee in accordance with the terms of the Indenture, including Section 11.08 of the Indenture and upon any defeasance of the Notes in accordance with Article VIII of the Indenture.
4.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.
6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ASSET ACCEPTANCE CAPITAL CORP., as New Guarantor,
By /s/ Ryan Bell

Name: Ryan Bell
Title: President

ASSET ACCEPTANCE, LLC, as New Guarantor,
By /s/ Ryan Bell

Name: Ryan Bell
Title: President

CABOT HOLDINGS S.À R. L., as New Guarantor,
By /s/ Simon Barnes

Name: Simon Barnes
Title: Manager

CABOT UK HOLDCO LIMITED, as New Guarantor,
By /s/ Craig Buick

Name: Craig Buick
Title: Director

ENCORE CAPITAL GROUP UK LIMITED, as New Guarantor,
By /s/ Ashish Masih

Name: Ashish Masih
Title: Director

ENCORE CAPITAL GROUP, INC., as New Guarantor,
By /s/ Jonathan Clark

Name: Jonathan Clark
Title: EVP, CFO and Treasurer

ENCORE HOLDINGS LUXEMBOURG S.À R.L., as New Guarantor,
by /s/ Gregory Call

Name: Gregory Call
Title: Class A Manager

JANUS HOLDINGS LUXEMBOURG S.À R.L., as New Guarantor,
By /s/ Simon Barnes

Name: Simon Barnes
Title: Manager

MARLIN INTERMEDIATE HOLDINGS LIMITED, as New Guarantor,
By /s/ Derek Usher

Name: Derek Usher
Title: Director

MIDLAND CREDIT MANAGEMENT, INC., as New Guarantor,
By /s/ Ryan Bell

Name: Ryan Bell
Title: President

MIDLAND FUNDING LLC, as New Guarantor,
By /s/ Ryan Bell

Name: Ryan Bell
Title: President

MIDLAND PORTFOLIO SERVICES, INC., as New Guarantor,
By /s/ Ryan Bell

Name: Ryan Bell
Title: President

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CABOT FINANCIAL (LUXEMBOURG) S.A., As Issuer,
By /s/ Simon Barnes

Name: Simon Barnes
Title: Director

CABOT CREDIT MANAGEMENT LIMITED,
By /s/ Craig Buick

Name: Craig Buick
Title: Director

CABOT FINANCIAL LIMITED,
By /s/ Craig Buick

Name: Craig Buick
Title: Director

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SIGNED for and on behalf of CITIBANK, N.A., LONDON BRANCH, as Trustee, by
/s/ Antra Grundsteina
Name: Antra Grundsteina
Title: Vice President
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